UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2019

ACTUANT CORPORATION
(Exact name of Registrant as specified in its charter)

Wisconsin	1-11288	39-0168610
(State of jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

N86 W12500 WESTBROOK CROSSING
MENOMONEE FALLS, WISCONSIN 53051

Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: (262) 293-1500
Former name or address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2019 Annual Meeting of the Shareholders (the “Annual Meeting”) of Actuant Corporation (the “Company”) was held January 22, 2019.  At the annual meeting, shareholders elected the following directors, to serve until the Company’s next annual meeting and until their successors are elected and qualified:

	Shares Voted in Favor of	Shares Withholding Authority	Broker Non-Votes
Alfredo Altavilla	56,258,040	478,976	1,000,186
Randal W. Baker	56,244,313	492,703	1,000,186
J. Palmer Clarkson	55,491,546	1,245,470	1,000,186
Danny L. Cunningham	56,000,454	736,562	1,000,186
E. James Ferland	55,276,878	1,460,138	1,000,186
Richard D. Holder	55,678,981	1,058,035	1,000,186
Sidney S. Simmons	55,491,211	1,245,805	1,000,186
Holly A. Van Deursen	55,069,446	1,667,570	1,000,186

The following reflects voting for matters other than the election of directors brought for vote at the Annual Meeting:

	Shares Voted in Favor of	Shares Voted Against	Abstentions	Broker Non-Votes
Ratification of PricewaterhouseCoopers LLP as the Company’s independent auditor	53,964,206	3,731,813	41,183	—
Advisory vote on the compensation of the Company's Named Executive Officers	55,465,309	1,185,206	86,501	1,000,186

SIGNATURE
Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACTUANT CORPORATION
(Registrant)
Date: January 23, 2019	By:	/s/ Fabrizio Rasetti
Fabrizio Rasetti
Executive Vice President, General Counsel and Secretary